Rio Plata Exploration Corporation

Consolidated Financial Statements

For the Nine Months ended December 31, 2012 (unaudited) and

For the Years ended March 31, 2012 and 2011

(U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Rio Plata Exploration Corporation (or the “Company”),

We have audited the accompanying consolidated balance sheets of Rio Plata Exploration Corporation (an exploration stage company) as of  March 31, 2012 and March 31, 2011 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Rio Plata Exploration Corporation as at March 31, 2012 and March 31, 2011 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated.  The Company requires additional funds to meet its obligations and the costs of its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    /s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 22, 2012

Rio Plata Exploration Corporation  Page 2 of 12

RIO PLATA EXPLORATION CORPORATION

(An Exploration Stage Company)

Consolidated Balance Sheets

	December 31, 2012	March 31, 2012	March 31, 2011
(unaudited)
ASSETS

Current assets
Cash	$ 59,028	$ 79,167	$ 48,862
Prepaid expenses	8,636	2,483	-
Taxes receivable, net	171,220	95,968	35,289
Total current assets	238,884	177,618	84,151

Non-current assets
Unproved mineral properties	613,726	495,236	253,371
Total assets	$ 852,610	$ 672,854	$ 337,522

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Trade payables	$ 128,747	$ 171,979	$ 56,496
Accrued liabilities	17,254	42,400	101,344
Interest payable	344,706	134,413	45,886
Loans payable	1,886,161	1,009,549	417,477
Total liabilities	2,376,868	1,358,341	621,203

Stockholders’ deficit
Common stock: no par value, unlimited authorized
shares, 12,563,702 issued and outstanding
(March 31, 2012 – 12,563,702;
March 31, 2011 – 12,520,366)	1,095,536	1,095,536	1,091,331
Obligation to issue shares	90,496	30,906	-
Additional paid-in capital	150,372	150,372	150,372
Deficit accumulated during the exploration stage	(2,868,441)	(1,981,656)	(1,527,768)
Cumulative translation adjustment	7,779	19,355	2,384
Total stockholders’ deficit	(1,524,258)	(685,487)	(283,681)
Total liabilities and stockholders’ deficit	$ 852,610	$ 672,854	$ 387,522

The accompanying notes are an integral part of these consolidated financial statements

Rio Plata Exploration Corporation  Page 3 of 12

RIO PLATA EXPLORATION CORPORATION

(An Exploration Stage Company)

Consolidated Statements of Operations

	Nine month period ended	Nine month Period ended			From August 16,
	December 31,	December 31,	Years ended March 31,		2006 (Inception) to
	2012	2011	2012	2011	December 31, 2012
Expenses	(unaudited)	(unaudited)			(unaudited)

Consulting fees	$ 20,725	$ -	$ -	$ -	$ 20,725
Filing fees	3,960	13,943	13,905	24,796	45,409
Interest and bank charges	258,752	72,509	113,883	64,176	445,834
Investor relations	2,002	-	-	-	3,836
Management fees	22,527	22,721	30,210	29,505	188,490
Mineral exploration costs	522,500	11,425	109,708	23,671	1,334,193
Mineral property impairment	-	-	-	-	33,933
Office and miscellaneous	31,482	38,110	56,867	19,069	111,866
Office rent	9,011	9,088	12,084	11,802	73,242
Professional fees	2,773	65,921	113,781	165,328	425,031
Stock-based compensation	-	-	-	-	154,334
Travel and promotion	13,053	3,854	3,450	3,934	31,548
Net loss	$ (886,785)	$(237,571)	$ (453,888)	$ (342,281)	$ (2,868,441)

Net loss per share – basic and diluted	$ (0.07)	$ (0.02)	$ (0.04)	$ (0.03)

Weighted average number of shares outstanding	12,563,702	12,520,366	12,560,613	12,382,037

The accompanying notes are an integral part of these consolidated financial statements

Rio Plata Exploration Corporation  Page 4 of 12

RIO PLATA EXPLORATION CORPORATION

(An Exploration Stage Company)

Consolidated Statement of Stockholders’ Deficit

	Common Stock
			Additional	Obligation			Cumulative
	Number of		Paid-in	to issue	Subscriptions	Accumulated	Translation
	Shares	Amount	Capital	Shares	Receivable	Deficit	Adjustment	Total
	#	$	$	$	$	$	$	$
Balance at August 16, 2006 (Inception)	-	-	-	-	-	-	-	-
Common stock issued for cash	9,372,500	558,157	-	-	-	-	-	558,157
Stock-based compensation	-	-	150,372	-	-	-	-	150,372
Subscriptions receivable	-	-	-	-	(275,569)	-	-	(275,569)
Net loss for the year	-	-	-	-	-	(296,251)	-	(296,251)
Translation adjustment	-	-	-	-	-	-	11,881	11,881
Balance at March 31, 2007	9,372,500	558,157	150,372	-	(275,569)	(296,251)	11,881	(148,590)
Subscriptions receivable	-	-	-	-	78,988	-	-	78,988
Obligation to issue shares	-	-	-	50,340	-	-	-	50,340
Net loss for the year	-	-	-	-	-	(207,264)	-	(207,264)
Translation adjustment	-	-	-	-	-	-	25,577	25,577
Balance at March 31, 2008	9,372,500	558,157	150,372	50,340	(196,581)	(503,515)	37,458	96,231
Common stock issued for cash	1,605,400	390,754	-	-	-	-	-	390,754
Subscriptions receivable	-	-	-	-	196,581	-	-	196,581
Shares issued	-	-	-	(50,340)	-	-	-	(50,340)
Net loss for the year	-	-	-	-	-	(470,751)	-	(470,751)
Translation adjustment	-	-	-	-	-	-	(42,709)	(42,709)
Balance at March 31, 2009	10,977,900	948,911	150,372	-	-	(974,266)	(5,251)	119,766
Common stock issued for cash	1,200,000	111,169	-	-	-	-	-	111,169
Common stock issued-loan arrangements	70,400	6,577	-	-	-	-	-	6,577
Net loss for the year	-	-	-	-	-	(211,221)	-	(211,221)
Translation adjustment	-	-	-	-	-	-	20,680	20,680
Balance at March 31, 2010	12,248,300	1,066,657	150,372	-	-	(1,185,487)	15,429	46,971
Common stock issued-loan arrangements	272,066	24,674	-	-	-	-	-	24,674
Net loss for the year	-	-	-	-	-	(342,281)	-	(342,281)
Translation adjustment	-	-	-	-	-	-	(13,045)	(13,045)
Balance at March 31, 2011	12,520,366	1,091,331	150,372	-	-	(1,527,768)	2,384	(283,681)
Common stock issued- loan arrangements	43,336	4,205	-	-	-	-	-	4,205
Obligation to issue shares	-	-	-	30,906	-	-	-	30,906
Net loss for the year	-	-	-	-	-	(453,888)	-	(453,888)
Translation adjustment	-	-	-	-	-	-	16,971	16,971
Balance at March 31, 2012	12,563,702	1,095,536	150,372	30,906	-	(1,981,656)	19,355	(685,487)
Unaudited:
Obligation to issue shares	-	-	-	59,590	-	-	-	59,590
Net loss for the period	-	-	-	-	-	(886,785)	-	(886,785)
Translation adjustment	-	-	-	-	-	-	(11,576)	(11,576)
Balance at December 31, 2012 (unaudited)	12,563,702	1,095,536	150,372	90,496	-	(2,868,441)	7,779	(1,524,258)

The accompanying notes are an integral part of these consolidated financial statements

Rio Plata Exploration Corporation

RIO PLATA EXPLORATION CORPORATION

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

	Nine month	Nine month			From August
	period ended	period ended			16, 2006
	December 31,	December 31,	Year ended March 31,		(Inception) to
	2012	2011	2012	2011	December 31, 2012
	(unaudited)	(unaudited)			(unaudited)
Cash flows used in operating activities:
Net loss	$ (886,785)	$ (237,571)	$ (453,888)	$ (342,281)	$ (2,868,441)

Items not affecting cash:
Accretion of short term loans payable	49,443	13,108	17,477	21,461	91,723
Stock-based compensation	-	-	-	-	150,372

Changes in working capital:
Increase in amounts receivables	(75,252)	(24,340)	(60,679)	(24,549)	(171,220)
Increase in prepaid expenses	(6,153)	-	(2,483)	-	(8,636)
Increase (decrease) in accrued liabilities	(25,146)	(101,344)	(58,944)	87,924	17,254
Increase in interest payable	210,293	54,924	88,527	40,759	344,706
Increase (decrease) in trade payables	(43,232)	130,406	115,483	8,533	128,747
Net cash used in operating activities	(776,832)	(164,817)	(354,507)	(208,153)	(2,315,495)

Cash flows used in investing activities:
Mineral property acquisition expenditures	(118,490)	(34,544)	(241,865)	(65,389)	(613,726)
Net cash used in investing activities	(118,490)	(34,544)	(241,865)	(65,389)	(613,726)

Cash flows provided by financing activities:
Issuance of common stock	-	4,205	4,205	24,674	1,095,536
Short term loans	886,759	132,944	605,501	295,092	1,884,934
Net cash provided by financing activities	886,759	137,149	609,706	319,766	2,980,470

Effects of foreign currency translation	(11,576)	19,521	16,971	(13,045)	7,779

Increase (decrease) in cash	(20,139)	(42,691)	30,305	33,179	59,028

Cash, beginning of period	79,167	48,862	48,862	15,683	-

Cash, end of period	$ 59,028	$ 6,171	$ 79,167	$ 48,862	$ 59,028

Interest paid in cash	$ -	$ -	$ -	$ -
Income taxes paid in cash	$ -	$ -	$ -	$ -

The accompanying notes are an integral part of these consolidated financial statements

Rio Plata Exploration Corporation

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

Rio Plata Exploration Corporation (the “Company” or “Rio Plata”) was incorporated under the Business Corporations Act of British Columbia on August 16, 2006. Since inception, the Company has been in the exploration and evaluation stage and is currently conducting exploration and evaluation programs on its mineral property interests in Mexico.

The Company’s consolidated financial statements are prepared on a going concern basis in accordance with generally accepted accounting principles of the United States of America (“GAAP”) which contemplates the realization of assets and discharge of liabilities and commitments in the normal course of business.  The Company is in the exploration stage.  It has not generated operating revenues to date, and has accumulated losses of $2,868,441 since inception.  The Company has funded its operations through the issuance of common stock and debt.  Management plans to raise additional funds through equity and/or debt financings.  There is no certainty that further funding will be available as needed.  These factors raise substantial doubt about the ability of the Company to continue operations as a going concern.  The Company’s ability to continue its operations as a going concern, realize the carrying value of its assets, and discharge its liabilities in the normal course of business is dependent upon its ability to raise new capital sufficient to fund its commitments and ongoing losses, and ultimately on generating profitable operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with GAAP, and are expressed in United States dollars. The Company has not produced revenues from its principal business and is an exploration stage company as defined by “Accounting and Reporting by Development Stage Enterprises.” These financial statements include the accounts of the Company and its wholly owned subsidiary, Real de Plata Resources, S.A. de C.V., a Mexican company. All intercompany transactions and balances have been eliminated.

Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain of the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these financial statements relate to the carrying values of unproven mineral properties, determination of fair values of stock based transactions and deferred income tax rates.

Asset Retirement Obligations

The Company records the fair value of an asset retirement obligation as a liability in the period in which it incurs an obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The estimated fair value of the asset retirement obligation is based on the current cost escalated at an inflation rate and discounted at a credit adjusted risk-free rate. This liability is capitalized as part of the cost of the related asset and amortized over its useful life.  The liability accretes until the Company settles the obligation.  To date the Company has not incurred any measurable asset retirement obligations.

Long Lived Assets

Rio Plata Exploration Corporation  Page 7 of 12

The carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Fair Value of Financial Instruments

The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of cash, amounts receivables, accounts payable, and loans payable approximates their carrying value due to their short-term nature.

Foreign Currency Translation and Transactions

The functional currency of the Company is the Canadian dollar. The Company translates assets and liabilities to Canadian dollars using year-end exchange rates, translates unproved mineral properties and equity accounts using historical exchange rates, and translates revenues and expenses using average exchange rates during the period. Exchange gains and losses arising from the translation of the Mexican subsidiaries financial statements are recorded to profit and loss.

The reporting currency is the US Dollar. Assets and liabilities denominated in currencies other than the US Dollar are translated to the US Dollar equivalent using the year end exchange rate. Stockholders equity accounts are translated to US Dollars using the historical exchange rates. Revenues and expenses are translated using average exchange rates during the period. Exchange gains and losses arising from the translation to the reporting currency are recorded within the cumulative translation adjustment account.

Loss per Share

The Company presents both basic and diluted loss per share (“LPS”) on the face of the statements of operations. Basic LPS is computed by dividing net loss available to common shareholders by the weighted average number of shares outstanding during the year. Diluted LPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method. Diluted LPS excludes all dilutive potential shares if their effect is anti-dilutive.

Income Taxes

Income taxes are determined using the liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that date of enactment.  In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

The Company accounts for uncertainty in income taxes by applying a two-step method. First, it evaluates whether a tax position has met a more likely than not recognition threshold, and second, it measures that tax position to determine the amount of benefit, if any, to be recognized in the financial statements. The application of this method did not have a material effect on the Company's financial statements.

Mineral Properties

Realization of the Company's investment in and expenditures on mineral properties is dependent upon the establishment of legal ownership, the attainment of successful production from the properties or from the proceeds of their disposal.

Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristics of many mineral properties. To the best of its knowledge the Company believes all of its unproved mineral interests are in good standing and that it has title to all of these mineral interests.

The Company classifies its mineral rights as tangible assets and accordingly acquisition costs are capitalized as mineral property costs. Long-lived assets are to be reviewed for impairment whenever events or changes in

Rio Plata Exploration Corporation

circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company is to estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized. Mineral exploration costs are expensed as incurred until commercially mineable deposits are determined to exist within a particular property.

Recently Adopted Accounting Guidance

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. It does not expect the adoption of these pronouncements to have a material impact on its financial position, results of operations or cash flows.

NOTE 3 – UNPROVED MINERAL PROPERTIES

	December 31, 2012	March 31, 2012	March 31, 2011
(unaudited)
Unproved mineral properties, beginning of year	$ 495,236	$ 253,371	$ 187,982
Acquisition – option payment	118,490	241,865	65,389
Unproved mineral properties, end of period	$ 613,726	$ 495,236	$ 253,371

On June 9, 2008, the Company entered into an Option Agreement providing the right to acquire up to a 100% interest in mineral claims located in Mazatlan, Sinaloa, Mexico. The Option Agreement was renegotiated and amended on August 27, 2010 following the transfer of the underlying title to the claims to a third party. Under the terms of the amended agreement, covering the Metates Project claim group and any new claims within an agreed upon area of interest, the Company may purchase up to a 100% interest in the mining concessions, specified mining equipment, and land rights by making aggregate payments of $ 6,100,000. Payments under the amended Option Agreement are as follows (plus applicable Value Added Taxes):

$ 50,000	Upon registration of these agreements in the mining public registry (paid).
$ 200,000	Due 30 days following the acceptance of the planned initial public offering (IPO) by the TSX Venture Exchange (paid).
$ 150,000	Due 7 months following acceptance of the IPO. ($50,000 paid during the year ended March 31, 2012, $100,000 paid during the nine months ended December 31, 2012)
$ 350,000	Due 13 months following acceptance of the IPO. (paid subsequent to December 31, 2012)
$ 450,000	Due 19 months following acceptance of the IPO.
$ 600,000	Due 25 months following acceptance of the IPO.
$ 650,000	Due 31 months following acceptance of the IPO.
$ 750,000	Due 37 months following acceptance of the IPO.
$ 900,000	Due 43 months following acceptance of the IPO.
$ 2,000,000	Due 49 months following acceptance of the IPO.

The claims are subject to Net Smelter Royalty of 0.33% payable to the Optionor. In addition, the Company is entitled to a net production royalty of 20% from the tailings and ore refined by the Optionor from the effective date of the agreement. The Company has a pledge of the Optionor’s production assets as a performance guarantee.

No amount has been allocated to the pledge of assets or production royalty, as these cannot be reliably valued based on information available to the Company at this time.

NOTE 4 – OTHER FINANCIAL ASSETS AND LIABILITIES

Short-term loans payable

The Company has short-term loans payable from various parties. These loans accrue interest at 15% per annum, calculated semi-annually, are unsecured and are repayable at the earlier of:

•

Thirty days following the completion date of the proposed IPO; or

•

The Maturity date as noted in the table below.

As additional consideration, bonus common shares were issued to the lenders during the period. Management estimated the fair value of the shares based on inputs such as the most recent share subscriptions, proposed IPO

Rio Plata Exploration Corporation  Page 9 of 12

pricing, and estimated borrowing rates of 25% per annum for similar loans that would not include the bonus shares. The fair value of the bonus shares issued or obligated to be issued during the period ended December 31, 2012 was estimated at $59,590 (March 31, 2012 – $35,111; March 31, 2011 - $24,674) and has been recorded as a component of shareholders’ equity with a corresponding reduction to the carrying value of the loans, which will be accreted to the face value of the loans by the recording of additional interest expense using the effective interest method over the period from the loan agreement to the maturity date.

Details of the loan balance outstanding:

	Maturity Date	December 31, 2012	March 31, 2012	March 31, 2011
		(unaudited)
Short term loans payable - face value	12/31/10 (i)	$ 80,408	$ 79,440	$ 82,512
	01/31/11 (i)	51,260	50,643	52,601
	03/01/11 (i)	6,031	5,958	6,188
	03/31/11 (i)	222,227	219,552	228,043
	08/31/11 (i)	115,587	114,195	51,570
	12/31/12 (i)	1,331,757	561,045	-
	04/30/14	110,561	-	-
Unamortized equity consideration		(31,670)	(21,284)	(3,437)
Balance		$ 1,886,161	$ 1,009,549	$ 417,477

(i)

At December 31, 2012 these loans had matured and are due on demand.

NOTE 5 – COMMON STOCK

Authorized: unlimited number of common shares without par value.

During the year nine months ended December 31, 2012, the Company issued nil common shares (March 31, 2012 - 43,336; March 31, 2011 – 272,066), valued at $nil (March 31, 2012 – $4,205; March 31, 2011 – $24,674), as bonus shares associated with loan financings and renewals. The fair value of the shares was estimated in relation to the debt discount measured at the time of issuance or renewal.

During the nine months ended December 31, 2012, the Company received loans for which 580,000 (March 31, 2012 – 420,000; March 31, 2011 – 201,667) bonus shares were committed to be issued but were not issued at period end. The estimated fair value of these shares was $59,590 (March 31, 2012 – $35,111; March 31, 2011 – $24,674) at the date of the commitment. The fair value estimate of these shares was determined in reference to the last fully subscribed placement of the Company’s shares and the discounted cash flows of the loans based on estimated current market conditions.

NOTE 6 – RELATED PARTY DISCLOSURES

The following amounts due to related parties were recorded in trade payables at:

	December 31, 2012	March 31, 2012	March 31, 2011
(unaudited)
Due to directors	$ 15,943	$ 777	$ 52
	$ 15,943	$ 777	$ 52

During the nine months ended December 31, 2012, the Company incurred:

a)

Rent of $9,011 (December 31, 2011 – $9,088; March 31, 2012 – $12,084; March 31, 2011 - $11,802) to a company owned by the President and a Director of the Company;

b)

Management fees of $22,527 (December 31, 2011 – $22,721; March 31, 2012 – $30,210; March 31, 2011 - $29,505) to a company owned by the President and a Director of the Company.

c)

Loans were received from a party who became a director of the Company during the year ended March 31, 2012. At December 31, 2012, Loans payable include CDN$430,000 (December 31, 2011 –

Rio Plata Exploration Corporation  Page 10 of 12

CDN$130,000; March 31, 2012 – CDN$130,000; March 31, 2011 – CDN$30,000) due to a current director as well as 266,667 common shares (December 31, 2011 – 66,667; March 31, 2012 – 66,667; March 31, 2011 – 20,000) committed to be issued to this director as bonus shares on loans. At December 31, 2012, accrued interest on the loans payable to the director is $58,004 (December 31, 2011 – $12,111; March 31, 2012 – $16,148; March 31, 2011 – $4,641).

NOTE 7 – INCOME TAXES

The provision for income taxes reported differs from the expected amounts computed by applying blended  Canadian federal and provincial income tax rates with Mexican corporate tax rates to the loss before tax provision due to the following:

	March 31, 2012	March 31, 2011
Loss before income taxes	$ (453,888)	$ (342,281)
Statutory tax rate	27.50%	27.50%
Expected recovery of income taxes at statutory tax rates	(124,819)	(94,127)
Permanent differences	-	67
Change in valuation allowance	129,358	88,379
Impact of change in tax rates	(4,539)	5,681
Income tax recovery	$ -	$ -

Temporary differences that give rise to the Company’s deferred income tax assets and liabilities are as follows:

	March 31, 2012	March 31, 2011

Components of deferred tax assets and liabilities:
Non-capital loss carry forwards and miscellaneous deductions	$ 282,706	$ 180,307
Less: Valuation allowance	(282,706)	(180,307)

Net deferred tax asset	$ -	$ -

As at March 31, 2012, the Company had non-capital losses of approximately $721,362 which may be available to offset taxes on future income.  These losses expire as follows:

2027	$35,000
2028	42,904
2029	89,210
2030	164,058
2031	296,857
2032	93,333
$721,362

The potential tax benefits of these losses have not been reflected in these financial statements due to the uncertainty of their realization.

Rio Plata Exploration Corporation  Page 11 of 12

NOTE 8 – SUBSEQUENT EVENTS

Subsequent to December 31, 2012, the Company entered into loan agreements for proceeds totalling CDN$1,150,000. These loans bear interest at 15% per annum. Repayment terms of the loan are the earlier of thirty days following the date that the Company completes its Initial Public Offering of securities or April 30, 2014. The Company received these loans for which 766,667 bonus shares were committed to be issued but were not issued at December 31, 2012.

Rio Plata Exploration Corporation  Page 12 of 12